SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                   FORM 8-K
                                   --------

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


               Date of Report (Date of earliest event reported) July 28, 2000
                                                                -------------

                         Paine Webber/CMJ Properties LP
                         ------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                       0-17151                     02-2780288
--------------------------------------------------------------------------
(State or other jurisdiction)    (Commission                (IRS Employer
        of incorporation          File Number)            Identification No.)



265 Franklin Street, Boston, Massachusetts                           02110
---------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code (617) 439-8118
                                                  ---------------


            (Former name or address, if changed since last report)

                                    FORM 8-K
                                 CURRENT REPORT

                         PAINE WEBBER/CMJ PROPERTIES LP

ITEM 2 - Disposition of Assets
------------------------------

      Villages at Montpelier Apartments - Laurel, Maryland

      Disposition Date - July 28, 2000

      On July 28, 2000, South Laurel Apartments Limited Partnership, a limited partnership in which the Partnership had an interest, sold its operating investment property, the Villages at Montpelier Apartments, located in Laurel, Maryland, to an unrelated party for $22.5 million. The sale generated net proceeds to the Partnership of approximately $6,169,000, after the repayment of the outstanding first mortgage loan of approximately $11,423,000, accrued interest of approximately $67,000, a prepayment penalty of $71,000, closing costs of approximately $640,000 and a payment of approximately $4,130,000 to the local general partner for its share of the net proceeds in accordance with the terms of the local limited partnership agreement.

      As previously reported, as a limited partner of the local limited partnerships, the Partnership did not control property disposition decisions. The partnership agreements stated that the limited partner could cause the sale of the assets of the local limited partnerships subsequent to June 30, 1995, but not earlier than one year after it had given written notice to the operating general partner of its intent to cause such sale, and only if, during such one-year period, the operating general partner did not cause the sale of such assets. If the operating general partner had not caused the assets of the partnership to be sold within such one-year period, the limited partner could cause such sale, but only after it had offered to sell such assets to the operating general partner, and either the operating general partner did not accept such offer within 90 days of receiving it, or the operating general partner did not complete the sale in accordance with such offer after accepting the terms. In October 1998, the Partnership gave the written notice described above to the operating general partner of all six local limited partnerships after meeting with representatives of the operating general partner to discuss the Partnership's desire to liquidate its investments in the near term. With regard to the five properties that were still receiving government subsidies, the associated distributable cash flow restrictions, substantial capital reserve requirements and regulatory reporting obligations, which are characteristic of all subsidized low-income housing properties, significantly limited the pool of potential buyers for these real estate assets. Furthermore, the uncertainty regarding potential future reductions in the level of federal government assistance for these programs further restricted the properties' marketability. Consequently, a negotiated sale of the Partnership's interests in these properties to the operating general partners, which receive management fee revenues from the properties through an affiliated management company, was deemed to be in the best interests of the Limited Partners. As reported in the Partnership's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, this sale was completed on February 15, 2000.

     Notwithstanding the restrictions on the Partnership's ability to cause a sale of the properties, the Partnership and the operating general partner of the Villages at Montpelier limited partnership reached an informal agreement during the third quarter of 1999 to initiate a joint marketing effort for the sale of the Villages at Montpelier property, which no longer receives any government subsidies. In July, marketing proposals were requested from three real estate brokerage firms with a strong background in selling apartment properties. In August, after a review of each company's proposals and their capabilities to sell this property, the Partnership selected one of the firms and negotiated an agreement with them to sell the property. Marketing materials were prepared and comprehensive sale efforts began as of the end of February 2000. As a result of such efforts, several offers were received. After interviewing each prospective buyer and conducting a review of their financial capabilities and previous acquisitions, the Partnership and the local general partner selected an offer. A purchase and sale contract was subsequently negotiated with this unrelated third-party prospective purchaser and an agreement was signed on May 26, 2000, at which time a deposit of $100,000 was received. In accordance with the amended provisions of the purchase and sale agreement, the prospective buyer completed its due diligence work on June 30, 2000 and made an additional non-refundable deposit of $900,000 at that time. The sale closed as described above on July 28, 2000. Because the buyer of the Villages at Montpelier property received formal permission prior to the closing to prepay the existing HUD-insured mortgage loan secured by the property, no further HUD approval will be required.

      As discussed further in the Partnership's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, the Partnership has been focusing on a sale of the Villages at Montpelier Apartments, its remaining real estate investment, and a liquidation of the Partnership. With the sale of the Villages at Montpelier property completed, the Partnership is currently proceeding with an orderly liquidation. Management currently expects to make a Liquidating Distribution, which will include the net proceeds of the Villages at Montpelier transaction, along with the remaining Partnership reserves after the payment of all liquidation-related expenses, on or before August 31, 2000.

                                    FORM 8-K
                                 CURRENT REPORT

                         PAINE WEBBER/CMJ PROPERTIES LP



ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:

     1. Purchase and Sale Agreement by and between South Laurel Apartments Limited Partership ("Seller") and Morgan Properties, Ltd. and Berwind Property Group, Inc. ("Buyer") dated May 26, 2000.

     2.  First Amendment to Purchase and Sale Agreement dated June 19, 2000.

     3. Reinstatement of and Second Amendment to Purchase and Sale Agreement dated June 30, 2000.

                                    FORM 8-K
                                 CURRENT REPORT

                         PAINE WEBBER/CMJ PROPERTIES LP

                                    SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         PAINE WEBBER/CMJ PROPERTIES LP
                                  (Registrant)


                              By: PW Shelter Fund, Inc.
                                  ----------------------
                                  Managing General Partner


                              By: /s/ Walter V. Arnold
                                  ---------------------
                                  Walter V. Arnold
                                  Senior Vice President and
                                  Chief Financial Officer



Date:  August 8, 2000

                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN
             SOUTH LAUREL APARTMENTS LIMITED PARTNERSHIP. ("SELLER")
                                       AND
       MORGAN PROPERTIES, LTD. and BERWIND PROPERTY GROUP, INC. ("BUYER")




                      THE VILLAGES AT MONTPELIER APARTMENTS

                                TABLE OF CONTENTS

                                                                          Page

ARTICLE 1                                                                    1
      DEFINITIONS                                                            1
      -----------
ARTICLE 2                                                                    4
      PURCHASE AND SALE                                                      4
      -----------------
ARTICLE 3                                                                    5
      PURCHASE PRICE; DEPOSIT; ADJUSTMENTS                                   5
      ------------------------------------
ARTICLE 4                                                                    7
      PRECLOSING OPERATION                                                   7
      --------------------
ARTICLE 5                                                                    8
      ACCESS, INSPECTION, DILIGENCE                                          8
      -----------------------------
ARTICLE 6                                                                   13
      TITLE AND SURVEY                                                      13
      ----------------
ARTICLE 7                                                                   14
      CONDITIONS PRECEDENT AND CLOSING                                      14
      --------------------------------
ARTICLE 8                                                                   17
      CASUALTY AND CONDEMNATION                                             17
      -------------------------
ARTICLE 9                                                                   19
      BROKERAGE COMMISSIONS                                                 19
      ---------------------
ARTICLE 10                                                                  20
      DEFAULT, TERMINATION AND REMEDIES                                     20
      ---------------------------------
ARTICLE 11                                                                  20
      REPRESENTATIONS AND WARRANTIES                                        20
      ------------------------------
ARTICLE 12                                                                  25
      MISCELLANEOUS                                                         25
      -------------
ARTICLE 13                                                                  30
      IRS FORM 1099-S DESIGNATION                                           30
      ---------------------------
ARTICLE 14                                                                  31
      STATE SPECIFIC REQUIREMENTS                                           31
      ---------------------------

LIST OF EXHIBITS

EXHIBIT A - THE LAND
EXHIBIT B - PERSONAL PROPERTY
EXHIBIT C - PROPERTY CONTRACTS
EXHIBIT D - EARNEST MONEY ESCROW INSTRUCTIONS EXHIBIT E - RENT ROLL EXHIBIT F - FORM OF ESCROW CLOSING INSTRUCTIONS EXHIBIT G - LEAD-BASED PAINT DISCLOSURE EXHIBIT H - PRINCE GEORGE COUNTY REGULATORY AGREEMENT

                           PURCHASE AND SALE AGREEMENT
                           ---------------------------

                        Villages at Montpelier Apartments

      THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of the 26th day of May, 2000 by and between Seller and Buyer, upon the following terms and conditions:

      WHEREAS, Seller desires to sell and Buyer desires to purchase, the Property (hereinafter defined) on the terms and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the mutual undertakings, covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      References in this Agreement to the following terms shall have the following meanings:

Buyer:          Morgan Properties, Ltd. and Berwind Property Group, Inc., each
-----           a Pennsylvania corporation

Deposit:        See Section 3.1
-------

Documents:      all books, operating statements, records, plans, studies, site
---------       analyses, certificates of occupancy, property tax information, permits, existing title insurance policies, existing surveys, existing zoning analyses, existing engineering reports, existing code compliance reports, building specifications, Property
                Contracts, Leases, agreements or other instruments or documents contained in Seller's files relating to the construction, operation and maintenance of the Property.

Environmental
Requirements:   All laws, ordinances, statutes, codes, rules, regulations,
------------    agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities or any other political subdivisions in which the Real Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Real Property, the Real
                Property or the use of the Real Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

Escrowed Amount:        See Section 3.1
---------------

Hazardous Substances:   Any substance which is or contains:  (i) any "hazardous
--------------------    substance" as now or hereafter defined in Section 101
                        (14) of the Comprehensive Environmental Response,
                        Compensation, and Liability Act of 1980, as amended (42
                        U.S.C. Section 9601 et seq.) or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Recourse Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C.
                        Section 2601 et. seq.); (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or nonfriable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements or the common law, or any other applicable Federal, State or local law related to the Property. Hazardous
                        Materials shall include, without limitation, any substance, the presence of which on the Real Property:
                        (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Real Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Real
                        Property or adjacent property; or (C) if emanated or migrated from the Real Property, could constitute a trespass.

Improvements:   All buildings, structures and other improvements situated upon
------------    the Land and all fixtures, systems and facilities owned by
                Seller and located on the Land.

Intangible Property:    All of Seller's right, title and interest, if any, in
-------------------     all intangible assets of any nature relating to the
                        Land, the Improvements or the Personal Property, including, without limitation, all of Seller's right, title and interest in all (i) warranties and guaranties relating to the Improvements or Personal Property in the possession of Seller, (ii) all licenses, permits and approvals relating to the Real Property, (iii) all logos and trade names currently used by Seller exclusively in the operation of the Land and Improvements, including the use of the name Villages at Montpelier, and (iv) all plans and specifications, in each case to the extent that Seller may legally transfer the same.

Land:           All of the land described on Exhibit A attached hereto, together
----            with all privileges, rights, easements, and appurtenances
                belonging to such land and all right, title and interest (if any) of Seller in and to any streets, alleys, passages, and other rights-of-way or appurtenances included in, adjacent to or used in connection with such land and all right, title and interest (if any) of Seller in all mineral and development rights appurtenant to such land.

Leases:         All of Seller's rights in all leases and other occupancy
------          agreements covering any portion of the Land or Improvements.

Personal Property:      All furniture, carpeting, appliances, equipment,
-----------------       machinery, inventories, supplies, signs and other
                        tangible personal property of every kind and nature, if any, owned by Seller and installed, located at and used in connection with the ownership, occupation and operation of the Real Property, including, without limitation, the Personal Property listed on Exhibit B attached hereto. Personal Property specifically excludes: (i) any items of personal property owned by tenants at or on the Real Property, and (ii) any items of personal property owned by third parties and leased to Seller.

Property:       The Real Property, the Personal Property, the Leases, the Tenant
--------        Deposits, the Intangible Property and the Property Contracts
                known as Villages at Montpelier Apartments, located at 11656
                South Laurel Drive, Laurel, Maryland.

Property Contracts:     All of Seller's rights, if any, in the contracts listed
------------------      on Exhibit C attached hereto, being all service,  supply
                        and equipment rental, management, operating and leasing contracts affecting the Property, to the extent that
                        (i) Seller is entitled to transfer the same to Buyer, and (ii) Buyer does not elect to have Seller terminate them in accordance with Section 4.3 below.

Purchase Price:         Twenty-Three Million Dollars ($23,000,000.00)
--------------

Real Property:          The Land and the Improvements.
-------------

Regulatory Agreement:   That certain regulatory agreement by and between the
--------------------    Seller and Prince George's County, dated as of April 2,
                        1982 (the "Prince George's County Regulatory
                        Agreement") attached hereto as Exhibit H.

Seller:                 South Laurel Apartments Limited Partnership, a Maryland
------                  Limited Partnership

Tenant Deposits:        All unapplied security deposits under the Leases
---------------         together with interest thereon, in possession of Seller.

Title Company:          Commonwealth Land Title Insurance Company
-------------
                                    ARTICLE 2

                                PURCHASE AND SALE

      2.1 Seller hereby agrees to sell and convey the Property to Buyer and Buyer hereby agrees to buy the Property from Seller for the Purchase Price and otherwise subject to the covenants, provisions, terms and conditions contained herein.

                                    ARTICLE 3

                      PURCHASE PRICE; DEPOSIT; ADJUSTMENTS

      3.1 Deposit. Contemporaneously with the execution and delivery of this Agreement (and as a condition precedent to the effectiveness of this Agreement), Buyer shall deposit immediately available funds with the Title Company (hereinafter the "Escrow Agent") the sum of One Hundred Thousand ($100,000.00) Dollars (the "Initial Deposit") to secure Buyer's obligations under this Agreement. The Escrow Agent shall hold the Deposit in a segregated interest bearing money market account with an FDIC insured bank reasonably acceptable to Buyer and Seller. On the Diligence Date, as defined in Section 5.2 herein, unless the Buyer has provided Seller the written notice set forth in Section 5.2 of the Buyer's election not to proceed with the purchase of the Property, the Buyer shall deposit an additional Nine Hundred Thousand Dollars ($900,000.00) (the "Additional Deposit") to secure Buyer's obligation under this Agreement. The Initial Deposit and the Additional Deposit are collectively referred to herein as the "Deposit." The Deposit and all interest accrued on the Deposit (collectively, the "Escrowed Amount") shall be maintained by the Escrow Agent in such account or accounts until the Escrow Agent is required to cause the Escrowed Amount to be disbursed pursuant to the terms and conditions of this Agreement and the Earnest Money Escrow Instructions attached hereto as Exhibit
D. The Escrowed Amount shall be applied to the Purchase Price if the Closing occurs, as provided in Section 3.2(c) below.

      3.2 Purchase Price. The Purchase Price, subject to adjustment as provided herein, shall be as specified in Article 1 above and shall be paid on the Closing Date (as hereinafter defined) in United States dollars by wire transfer of federal funds, less the Escrowed Amount (the "Cash Balance")

      3.3 Tax Proration. All due and payable real estate taxes, all general and special assessments on the Land and ad valorem taxes, if any, on the Personal Property (based on the most recent ascertainable taxes) attributable to the Property through the Closing Date shall be prorated and adjusted as of 11:59 p.m. on the date immediately preceding the Closing Date. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If the tax statements for the fiscal year during which the Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Closing Date, provided that there shall be no further adjustment to be made after the Closing Date. Any net tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property (i) for all tax periods occurring prior to the applicable tax period in which the Closing occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Closing occurs shall be prorated as of the Closing Date after reimbursement to Seller and Buyer, as applicable, for all fees, costs and expenses (including reasonable attorneys' and consultants' fees) incurred by Seller or Buyer, as applicable, in connection with such proceedings such that Seller shall retain and be paid that portion of such net tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Closing Date and Buyer shall retain and be paid that portion of such net tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Closing Date. Neither Seller nor Buyer shall settle any tax protests or proceedings in which taxes for the tax period for which the other party is responsible are being adjudicated without the consent of such party, which consent shall not be unreasonably withheld, conditioned or delayed. After the Closing, Buyer shall be responsible for and control any tax protests or proceedings for any period for which taxes are adjusted between the parties under this Agreement and for any later period. Buyer and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any out-of-pocket fees, costs or expenses in responding to the requests of the other.

     3.4 Contract Proration. To the extent Property Contracts are not terminated pursuant to Section 4.3, prepaid or past due amounts under any Property Contracts which are assigned to Buyer at Closing shall be prorated and adjusted as of 11:59 p.m. on the date immediately preceding the Closing Date.

      3.5 Utility Proration. To the extent reasonably feasible, the Seller shall cause all meters for electricity, gas, water, sewer or other public utility usage at the Property to be read as of the day immediately preceding the Closing Date, and the Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by the Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of 11:59 p.m. on the date immediately preceding the Closing Date based on the most recent bills therefor and no further adjustment shall be made. The Seller shall provide notice to the Buyer within ten (10) days of the Closing Date setting forth (i) whether utility meters will be read as of the Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of 11:59 p.m. on the date immediately preceding the Closing Date.

      3.6 Income and Expense Proration. Collected rents for the then current and any future period, Tenant Deposits together with all interest required to be paid thereon which have not been previously applied by Seller, prepaid rentals, and all expenses and other charges in connection with the operation of the Property shall be apportioned as of 11:59 p.m. on the date immediately preceding the Closing Date, and the net amount thereof, if in favor of Seller, shall be added to the Purchase Price, or if in favor of Buyer, shall be deducted from the Purchase Price. From and after Closing all Tenant Deposits credited to Buyer shall thereafter be deemed transferred to Buyer and Buyer shall assume and be solely responsible for the payments of Tenant Deposits to tenants in accordance with the Leases and applicable law. Seller shall be entitled to retain or if transferred to Buyer receive a credit for any utility deposits and any deposits for third parties under any of the Property Contracts. No proration shall be made for the amount of uncollected or past due rent which is more than 30 days past due.

      3.7 Prorations Generally. A statement of prorations and other adjustments shall be prepared by Seller in conformity with the provisions of this Article 3 and submitted to Buyer for review and approval not less than five (5) business days prior to the Closing Date. For purposes of making prorations, Buyer shall be deemed to be in title to the Property and entitled to the income from and responsible for the expenses thereof, on the Closing Date.

      3.8   Closing Costs.
            -------------

            (a) Seller shall pay: (i) its legal fees and expenses related to the negotiation and preparation of this Agreement and all documents required to close the transaction contemplated hereby, (ii) 50% of the escrow fees, if any, of the Escrow Agent, (iii) the charges for recording the Deed and release of all mortgages and other liens, and (iv) 50% of all transfer taxes associated with the transfer of the Property.

            (b) Buyer shall pay: (i) 50% of the escrow fees, if any, of the Escrow Agent, (ii) Buyer's legal fees and expenses related to the negotiation of this Agreement and all documents required to close the transaction contemplated hereby, (iii) all costs related to the Buyer's inspection and due diligence, including, without limitation, the cost of appraisals, architectural, engineering, credit and environmental reports,
      (iv) all costs associated with title examination and preparation of a title commitment as well as all charges and premiums for an owner's title policy, (v) all costs allocable to preparation of the survey, and (vi) 50% of all transfer taxes associated with the transfer of the Property.

            (c) All other closing costs shall be paid by Seller or Buyer in accordance with the custom in the jurisdiction where the Property is located.

            (d) Seller shall be solely responsible for payment of all prepayment and other fees and costs required to satisfy any existing mortgage or other loan.

                                    ARTICLE 4

                              PRECLOSING OPERATION

      4.1 Leases. A rent roll (the "Rent Roll") containing a list of all occupants of the Property, all rents and Tenant Deposits payable, paid and past due, lease terms and vacancies, move out/move ins, pursuant to the Leases as of the date hereof is attached hereto as Exhibit E. During the pendency of this Agreement, Seller may enter into Leases with new tenants or modifications of Leases with existing tenants substantially in accordance with Seller's existing leasing practices, provided that in all events any new or modified Leases shall
(i) be at market rent, (ii) be for a term of one (1) year, and (iii) on the Seller's current standard form of lease.

      4.2 Conduct of Business. At all times prior to Closing, Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted, (b) to insure the Property substantially as currently insured, and (c) maintain the Property in its current condition, reasonable wear and tear and damage by casualty excepted, including ordinary preparation for occupancy of residential units vacated prior to Closing.

      4.3 Property Contracts. Seller shall make copies of all Property Contracts available for Buyer to review promptly after the date hereof. On or before the Diligence Date (as defined below), unless Buyer has provided written notice to Seller of Buyer's election to terminate this Agreement, Buyer shall provide written notice to Seller of the Property Contracts that Buyer desires to have terminated by Seller, and Seller will terminate the Property Contracts so identified at or before Closing, provided that such Property Contracts may be terminated without cost or liability to Seller and if there is cost or liability to Seller, Buyer shall be responsible for any such liability. At Closing, Seller shall assign and Buyer shall assume the Property Contracts, except those Property Contracts which Seller has agreed to terminate. Notwithstanding the foregoing, Seller's exclusive brokerage contract and property management agreement for the Property shall be terminated by Seller effective as of the Closing Date without cost to the Buyer. Seller shall not, during the pendency of this Agreement from and after the Diligence Date, enter into any Property Contracts or modifications, renewals or terminations of any existing Property Contracts, in each case that would be binding upon Buyer or the Property after Closing, without the written consent of Buyer, which consent Buyer agrees shall not be unreasonably withheld. If Buyer disapproves any such request, then Buyer's notice shall specify the reasons for such disapproval.

                                    ARTICLE 5

                          ACCESS, INSPECTION, DILIGENCE

      5.1   Access/Purchaser's Responsibilities/Purchaser's Indemnity.
            ---------------------------------------------------------

            (a) From the date hereof through the Diligence Date (hereinafter defined), Seller agrees that Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property during normal business hours upon advance written notice to Seller and make such reasonable, nondestructive investigations, studies and tests including, without limitation, surveys and environmental and engineering studies as Buyer deems necessary or advisable, provided, however, that Buyer shall not be permitted to conduct physical testing without Seller's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Seller's prior written consent for physical inspections or testing may be conditioned upon receipt of a detailed description of the proposed physical inspection or testing, a list of contractors who will be performing the physical inspection or testing, evidence of insurance satisfactory to Seller, and such other information as Seller reasonably requires in connection with such proposed inspection or testing. Seller also agrees to make all Documents available to Buyer or Buyer's agents during normal business hours beginning on the date of execution of this Agreement for review and copying at Buyer's expense upon advance written notice to Seller from the date hereof through the Diligence Date. Notwithstanding the foregoing, the Buyer shall have the continuing right to enter upon the Property with prior notice to Seller in connection with the changeover of ownership and management of the Property after the Diligence Date and prior to the Closing.

            (b) Buyer agrees that it will obtain the prior approval of the Seller for entry upon the Property for the purpose of conducting tests, which approval shall not be unreasonably withheld and that in conducting any inspections, investigations or tests of the Property and/or the
      Documents, Buyer and its agents and representatives shall (i) not unreasonably interfere with the operation and maintenance of the Property,
      (ii) not unreasonably disturb the tenants under the Leases or unreasonably interfere with their use of the Property pursuant to their respective Leases, (iii) not damage any part of the Property or any personal property owned or held by any tenant or third party, (iv) not injure or otherwise cause bodily harm to Seller, the property manager, or their respective guests, agents, invitees, contractors and employees or any tenant or their guests or invitees, (v) maintain comprehensive general liability insurance in terms and amounts not less than $2,000,000 covering any accident arising in connection with the presence of Buyer, its agents and representatives on the Property, and deliver a certificate of insurance verifying such coverage to Seller prior to entry upon the Property; (vi) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property; (vii) not permit any liens to attach to the Real Property by reason of the exercise of Buyer's rights hereunder, (viii) fully restore the Property to the condition in which the same was found before any such inspection or tests were undertaken; and
      (ix) not  reveal or  disclose  any  information  obtained  during  the due diligence period concerning the Property and the Documents to anyone outside Buyer's organization, except in accordance with the confidentiality standards set forth in Section 5.4 herein.

            (c) Buyer will indemnify, defend, and hold Seller and its property manager harmless from all losses, costs, liens, claims, causes of action, liability, damages and out-of pocket expenses, including, without limitation, reasonable attorneys' fees incurred by Seller as a result of the entry upon or inspections, tests or investigations of the Property conducted by or on behalf of Buyer. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason.

            (d) Buyer acknowledges and agrees that the Documents are provided to Buyer for informational purposes only and do not constitute representations or warranties of Seller or its agents, employees or representatives of any kind as to the truth, accuracy or completeness of the Documents or the source(s) thereof. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents, and is providing the Documents solely as an accommodation to Buyer.

      5.2 Diligence. Subject to Section 5.1, above, Buyer shall as Buyer in its sole discretion determines promptly commence and actively pursue certain or all of the following due diligence items:

     (a)   Review title and survey matters;

     (b)   Review Property Contracts;

     (c)   Obtain and review engineering reports;

     (d) Obtain and review environmental reports on oil, hazardous waste, and asbestos;

     (e) Review applicable zoning and other land use controls, and other permits, licenses, permissions, approvals and consents; and

     (f)   Review all Leases affecting the Property.

      Buyer shall complete its due diligence on or before June 19, 2000 (the "Diligence Date"). Notwithstanding any other term or provision herein to the contrary, in the event that Buyer's due diligence shall reveal any matters which are not acceptable to Buyer, in Buyer's sole discretion, Buyer may elect, by written notice to Seller, received by Seller on or before 5:00 p.m. ET on the Diligence Date, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrow Agent shall return the Escrowed Amount to the Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). Buyer acknowledges that, pursuant to the terms of this Agreement, Buyer shall be afforded a full opportunity to inspect the Property, observe its physical characteristics and existing conditions and conduct such investigations and studies on and of said Property as it deems necessary and that, unless Buyer terminates this Agreement pursuant to this Section 5.2 Buyer shall be deemed to have waived on the Diligence Date any and all objections to or complaints regarding (including, but not limited to, federal, state or common law based actions and any private right of action under state and federal law to which the Property is or may be subject, including but not limited to, cercla and rcra) physical characteristics and existing conditions, including, without limitation, structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and hazardous substances on, under, adjacent to or otherwise affecting the Property existing on the Diligence Date. Buyer further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of hazardous substances or other contaminants, may not have been revealed by its investigation.

      5.3   Copies of Reports/Return of Documents.
            -------------------------------------

            (a) As additional consideration for the transaction contemplated herein, Buyer shall upon request of Seller deliver to Seller copies of any and all reports, tests or studies involving structural or geologic conditions, environmental, hazardous waste or Hazardous Substances contamination of the Property and all other materials obtained in connection with Buyer's diligence, provided, however, that Buyer shall have no obligation to cause any such tests or studies to be performed on the Property.

            (b) If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all Documents delivered to Buyer or Buyer's agents, representatives or designees by Seller or Seller's agents, representatives or employees pursuant to this Agreement.

            (c) The return of the Escrowed Amount to Buyer under this Agreement shall be contingent upon Buyer's fulfillment of its obligations under
      Section 5.4(a).

      5.4 Confidentiality. Buyer acknowledges and agrees that any and all of the Documents are proprietary and confidential in nature and will be delivered to Buyer solely to assist Buyer in determining the feasibility of purchasing the Property. Further, each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, any material term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Seller may publicly disclose the existence of this Agreement provided that the identity of Buyer is not disclosed. Until Closing Buyer shall not disclose to anyone other than its partners, financiers, consultants, attorneys and accountants the Documents and/or any information disclosed by Seller to Buyer which is not generally known by the public regarding Seller's operations and/or the Property. Each party hereto may discuss with and disclose to its accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, consultants and other advisors to the extent such parties reasonably need to know such information and are requested to be bound by a confidentiality obligation identical in all material respects to the one created by this Section. Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the Securities and Exchange Commission or in order to comply with any law or interpretation thereof or court order. This provision shall survive termination of this Agreement but shall terminate upon the Closing. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and the Seller, respectively both as to timing and content.

      5.5 Buyer's Acknowledgment. Buyer acknowledges that as of the Diligence Date it has had an opportunity to conduct diligence on the Property and is acquiring except as expressly set forth, but subject to the limitations on remedies of Paragraph 10.1 herein the Property in its current condition based on its diligence. Buyer further acknowledges that except as expressly set forth, but subject to the limitations or remedies of Paragraph 10.1 herein, neither Seller nor its employees, agents or representatives have made any representation or warranty as to the condition of the Property or the presence or absence of any hazardous materials on, in, under or within the Property or a portion thereof which survive Closing hereunder. The Buyer acknowledges and agrees that the Property is to be conveyed by the Seller to the Buyer "as is," "with all faults," and substantially in its current condition. The Buyer further acknowledges and agrees that, except as expressly contained herein, neither the Seller nor any agent, employee or other representative of the Seller (or purported agent, employee or other representative of the Seller) has made any guarantee, representation or warranty, express or implied (and the Seller shall not have any liability whatsoever) as to the value, uses, habitability, condition, design, operation, financial condition or prospects, or fitness for purpose or use of the Property (or any part thereof) or any other guarantee, representation or warranty whatsoever, express or implied, with respect to the Property (or any part thereof) or information supplied to Buyer with respect thereto. Further, except as expressly set forth, but subject to the limitations or remedies of Paragraph 10.1 herein, the Seller shall have no liability for any latent, hidden, or patent defect as to the Property or the failure of the Property, or any part thereof, to comply with any applicable laws and regulations. In particular, the Buyer acknowledges and agrees that any information provided to Buyer by Seller with respect to the Property under this Agreement (and any other information the Buyer may have obtained regarding in any way any of the Property, including without limitation, its operations or its financial history or prospects from the Seller or its agents, employees or other representatives) except as expressly set forth in this agreement, but subject to the limitations on remedies of Paragraph 10.1 herein, is delivered to the Buyer as a courtesy, without representation or warranty as to its accuracy or completeness, and not as an inducement to acquire the Property; that except as expressly set forth in this agreement, but subject to the limitations or remedies of Paragraph 10.1 herein nothing contained in such deliveries shall constitute or be deemed to be a guarantee, representation or warranty, express or implied, in any regard as to any of the Property (except as expressly provided herein); and that the Buyer is relying only upon the provisions of this Agreement and its own independent assessment of the Property and its prospects in determining whether to acquire the Property. The provisions of this paragraph shall survive Closing.

      5.6 Buyer's Release of Seller. Except with respect to conditions arising from their acts or negligence, subject however to the limits or remedies of Paragraph 10.1 herein, Seller and its partners, agents, employees, and each of their respective officers and directors and affiliates, and its property manager are hereby released from all responsibility and liability regarding the condition (including the presence in the soil, air, structures and surface and subsurface waters, of materials or substances that have been or may be in the future determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever. Buyer acknowledges that any information of any type which Buyer has received or may receive from Seller, its property manager or their respective agents, including, without limitation, any environmental reports and surveys, is furnished on the express condition that Buyer shall make an independent verification of the accuracy of such
information,   all  such  information   being  furnished  without  any  warranty
whatsoever.

                                    ARTICLE 6

                                TITLE AND SURVEY

     6.1 Title and Survey. Promptly following the execution of this Agreement, Buyer shall obtain:

            (a) At Buyer's election, a current ALTA as-built survey of the Real Property or an update of Seller's survey (the "Survey"); and

            (b) A commitment for an ALTA Owner's Policy of Title Insurance from the Escrow Agent (the "Title Commitment"). Buyer shall cause a copy of the completed Title Commitment to be forwarded to Seller.

      If the Survey or matters listed as exceptions in the Title Commitment are not satisfactory to Buyer, Buyer shall, seven (7) business days before the Diligence Date, provide Seller with written notice of such objections (the "Title Objections"). Seller, at its sole cost and expense shall have the right, but not the obligation, to cure or remove any Title Objections and shall give Buyer written notice on or prior to the Diligence Date, identifying by written notice to Buyer not later than one (1) day prior to the Diligence Date those Title Objections, if any, that Seller agrees to use reasonable efforts to cure; provided, however, that Seller shall not be obligated to incur any costs or expenses in excess of $20,000 in connection with any such cure undertaken by Seller. If there are Title Objections which Seller is unable or unwilling to cure by the Diligence Date, Buyer may terminate this Agreement as provided in
Section 5.2, above or waive such objections which Seller is not willing or able to cure and proceed to closing. Those exceptions or title deficiencies which (i) Buyer does not object to pursuant to this Section 6.1 or (ii) are waived because Seller is unwilling or unable to cure shall be the "Permitted Exceptions." Notwithstanding the foregoing, Seller shall be obligated to pay and satisfy as or prior to Closing any mortgage, lien or judgment in an ascertainable monetary amount.

      6.2 Deed. On the Closing Date, Seller shall convey by good and sufficient special warranty deed to Buyer good and clear record and marketable fee simple title to all of the Real Property free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

     (a)   All Leases;

     (b)   All zoning, building and other laws applicable to the Property;

     (c) All matters which arise after the Diligence Date which are agreed upon or consented to by Buyer;

     (d) The lien, if any, for real estate taxes for current year not due and payable prior to the Closing Date (subject to proration in accordance with Section 3.3 herein);

     (e) All matters shown on Schedule B of the Title Commitment or of public record as of the effective date of the Title Commitment and which Seller has not agreed to cure pursuant to Section 6.1, above;

     (f)   The Permitted Exceptions;

     (g)   Any matters shown on the Survey;

     (h) All matters, whether or not of record, to the extent caused by Buyer or its agents, representatives or contractors;

     (i)   The Prince George's County Regulatory Agreement.

            6.3 Lease Assignment. At the Closing, Seller shall assign the Leases together with all Tenant Deposits to Buyer and Buyer shall assume Seller's obligations thereunder, Seller shall convey the Personal Property to Buyer by special warranty bill of sale, and Seller shall assign to Buyer all of Seller's rights, title and interest in the Property Contracts in existence on the Closing Date and the Intangible Property.

                                    ARTICLE 7

                        CONDITIONS PRECEDENT AND CLOSING

      7.1 Buyer's Conditions Precedent. In addition to any other conditions precedent in favor of Buyer as may be set forth elsewhere in this Agreement, Buyer's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 7.1 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from Buyer to Seller.

            (a) Seller performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing and all agreements and warranties of Seller being true and correct in all material respects as of the Closing Date.

      If Buyer's conditions as set forth in this Section 7.1 have not been met as of the Closing Date (as the same may be extended as aforesaid) then Buyer shall have the right to terminate this Agreement by written notice to Seller and Escrow Agent, and upon receipt of such notice the Escrow Agent shall return the Escrowed Amount to Buyer and this Agreement shall thereupon terminate and be of no further force or effect.

      7.2 Seller's Conditions Precedent. In addition to any other conditions precedent in favor of Seller as may be set forth elsewhere in this Agreement, Seller's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 7.2 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or part only by written notice of such waiver from Seller to Buyer.

            (a) Buyer performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Buyer prior to or at the Closing, including, without limitation, payment by the Buyer of the Purchase Price (as adjusted as otherwise provided herein); and

            (b) On the Closing Date, all of the representations of Buyer set forth in this Agreement shall continue to be true, accurate and complete in all material respects.

      7.3 Closing Date. The consummation of the purchase and sale contemplated in this Agreement (the "Closing") shall occur through an escrow closing arrangement as described in Schedule F attached hereto on July 14, 2000 (the "Closing Date"), at the office of the Escrow Agent or through the escrow closing arrangements set forth in the Form of Escrow Closing Instructions attached hereto as Exhibit F; provided that Buyer shall have the right to extend the Closing Date for up to an additional 30 days by providing written notice of such election to Seller prior to the Closing Date and simultaneously depositing with Escrow Agent an additional Deposit of $500,000 to be held and applied as part of the Escrowed Funds. It is agreed that time is of the essence in this Agreement.

      7.4 Closing Deliveries. On the Closing Date, Seller shall deliver or cause to be delivered:

     (a) A duly executed and acknowledged special warranty deed conveying the Land and the Improvements to Buyer;

     (b) A duly executed special warranty bill of sale and general assignment conveying the Personal Property and the Intangible Property to Buyer together with the Intangible Property;

     (c) A duly executed assignment and assumption of the Leases and Tenant Deposits (the "Assignment of Leases") together with the Leases;

     (d) A duly executed assignment and assumption of Property Contracts being assumed (the "Assignment of Contracts") together with the Property Contracts;

     (e) A certificate or certificates of non-foreign status from Seller;

     (f) Customary affidavits sufficient for the Escrow Agent to delete any exceptions for mechanic's or materialmen's liens and parties in possession from Buyer's title policy and such other affidavits relating to such title policy as the Escrow Agent may reasonably request;

     (g) Evidence of termination of all property management agreements;

     (h) An updated Rent Roll (including a list of all delinquent and prepaid rents) certified by the Seller as true and correct as of the Closing Date;

     (i) Such other instruments as Buyer or the Escrow Agent may reasonably request to effectuate the transactions contemplated by this Agreement;

     (j) A duly executed counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted;

     (k) All keys to all locks on the Property and similar items, to the extent in Seller's possession; and

            (l)   Evidence of Seller's authority.

     7.5 Buyer's Deliveries. On the Closing Date, Buyer shall deliver or cause to bedelivered at its expense each of the following to Seller:

     (a) The Purchase Price for the Property, as such Purchase Price may have been adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount paid to Seller, in the manner provided for in
Article 3;

     (b) Evidence in form and substance reasonably satisfactory to Escrow Agent and Seller of Buyer's authority to purchase the Property;

     (c) The Assignment of Leases;

     (d) The Assignment of Contracts;

     (e) Such other instruments as Seller or Escrow Agent may reasonably request to effectuate the transactions contemplated by this Agreement;

     (f) A duly executed counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of such amounts;

     (g) Such evidence or documents as may reasonably be required by the Escrow Agent evidencing the status and capacity of Buyer and the authority of the person or persons who are executing the various documents on behalf of Buyer in connection with the purchase of the Property;

     (h) Acknowledgment by Buyer of Buyer's receipt from Seller of the Tenant Deposits; and

     (i) Executed counterparts of any other documents listed in Section 7.4 required to be signed by Buyer.

      7.6 Possession. Possession of the Property shall be delivered to Buyer by Seller at the Closing, subject only to those items listed in Section 6.2 of this Agreement and rights arising under any Property Contracts not terminated by Buyer pursuant to Section 4.3. Seller and Buyer covenant and agree to execute, at Closing, a written notice of the acquisition of the Property by Buyer, for duplication and transmittal to all tenants affected by the sale and purchase of the Property (or otherwise in such manner as will comply with applicable law respecting notification of tenants). Such notice shall be prepared by Buyer and approved by Seller, shall notify the tenants of the sale and transfer and shall contain appropriate instructions relating to the payment of future rentals, the giving of future notices, and other matters reasonably required by Buyer or required by law. Unless a different procedure is required by applicable law, in which event such laws shall be controlling, Buyer agrees to transmit or otherwise deliver such letters to the tenants promptly after the Closing.

                                    ARTICLE 8

                            CASUALTY AND CONDEMNATION

      8.1 Casualty. If the Improvements are damaged by fire or any other casualty and are not substantially restored to the condition immediately prior to such casualty before the Closing Date, Buyer shall have the following elections:

            (a) to purchase the Property in its then condition and pay the Purchase Price, in which event Seller shall pay over or assign to Buyer as the case may be, on the Closing Date, amounts recovered or recoverable by Seller on account of any insurance as a result of such casualty and the amount of Seller's policy deductible, less any amounts reasonably expended by Seller for partial restoration; or

            (b) if any portion of the Improvements suffers damage in excess of $500,000 from fire or any other casualty which Seller, in its sole option, elects not to repair, Buyer shall have the right to terminate this Agreement by giving notice of termination to Seller on or before that date which is ten (10) days after receipt of Seller's notice of such election, in which event the Escrow Agent shall return the Escrowed Amount to Buyer, this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination), or Buyer may proceed as set forth in clause (a).

      8.2 Condemnation. If any material portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property (each an "Eminent Domain Taking"), Seller shall give notice promptly to Buyer of such event and Buyer shall have the option to terminate this Agreement by providing notice to Seller to such effect on or before the date which is ten
(10) days from Seller's notice to Buyer of such Eminent Domain Taking or on the Closing Date, whichever occurs first, in which event the Escrow Agent shall return the Escrowed Amount to Buyer, this Agreement shall terminate, and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). If Buyer does not timely notify Seller of its election to terminate this Agreement, Buyer shall purchase the Property and pay the Purchase Price, and Seller shall pay over or assign to Buyer at Closing all awards recovered or recoverable by Seller on account of such Eminent Domain Taking up to the amount of the Purchase Price, less any amounts reasonably expended by Seller in obtaining such award.

                                    ARTICLE 9

                              BROKERAGE COMMISSIONS

      Seller and Buyer each mutually represent and warrant to the other that they have not dealt with, and are not obligated to pay, any fees or commissions to any broker in connection with the transaction contemplated by this Agreement other than Marcus & Millichap (the "Broker"). Seller agrees to pay all commissions, payments and fees due to the Broker at the Closing. Buyer agrees to indemnify, defend and hold Seller harmless from and against all loss, liabilities, costs, damages and expenses (including reasonable attorneys' fees) arising from any claims for brokerage or finder's fees, commissions or other similar fees in connection with the transaction covered by this Agreement insofar as such claims shall be based upon alleged arrangements or agreements made by Buyer or on Buyer's behalf. Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against all loss, liabilities, costs, damages and expenses (including reasonable attorneys' fees) arising from any claims for brokerage or finders' fees, commissions or other similar fees, including any claim made by the Broker, in connection with the transaction covered by this Agreement as such claims shall be based upon alleged arrangements or agreements made by Seller or on Seller's behalf. The covenants and agreements contained in this Article shall survive the termination of this Agreement or the Closing of the transaction contemplated hereunder.

                                   ARTICLE 10

                        DEFAULT, TERMINATION AND REMEDIES

      10.1 Seller's Default. In the event that Seller shall have failed in any material respect adverse to Buyer as of the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Seller on or before the Closing Date or Seller defaults in its obligation to close hereunder, Buyer shall have the right to terminate this Agreement and receive the Escrowed Amount together with reimbursement by Seller of Buyer's out of pocket costs up to $75,000.00, whereupon this Agreement shall terminate without further recourse. In the event, however, this Agreement is terminated as a result of Seller's default as above set forth, and within 6 months of such termination, Seller enters into an Agreement to sell the Property or any interest therein to a third party at a price higher than the Purchase Price, the Seller shall be liable to the Buyer and shall pay to Buyer on demand the amount of $250,000. Buyer hereby agrees that Seller shall not be liable to Buyer for any actual, punitive, speculative, consequential or other damages for breach by Seller prior to the Closing, except for payment of the Escrowed Amount and such reimbursement. In no event shall Seller's partners or their shareholders, owners or affiliates, any officer, director, employee or agent of the foregoing, or any affiliate or controlling person thereof, have any liability beyond its interest in the Property for any claim, cause of action or other liability arising out of or relating to this Agreement or the Property, whether based on common law, contract, statute, equity or otherwise.

      10.2 Buyer's Default. In the event that Buyer shall have failed in any material respect adverse to Seller as of the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Buyer on or before the Closing Date, or if Buyer defaults in its obligation to close hereunder, Seller shall be entitled to receive the Escrowed Amount as liquidated damages, in lieu of all other remedies available to Seller at law or in equity for such default, and Buyer shall direct the Escrow Agent to release the Escrowed Amount to Seller. Seller and Buyer agree that the damages resulting to Seller as a result of such default by Buyer as of the date of this Agreement are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute Buyer's and Seller's reasonable estimate of such damages. Notwithstanding the foregoing, in the event of Buyer's default or a termination of this Agreement, Seller shall have all remedies available at law or in equity in the event Buyer or any party related to or affiliated with Buyer wrongfully asserts any claims or rights to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property.

                                   ARTICLE 11

                         REPRESENTATIONS AND WARRANTIES

      11.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

            (a) Buyer is a corporation, duly organized and in good standing under the laws of the State of Pennsylvania, and has the power and authority to enter into this Agreement and to execute and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder. As of the date of this Agreement, Buyer has obtained all necessary corporate, partnership or other organizational authorizations required in connection with the execution and delivery of this Agreement. Each of the individuals executing this Agreement on Buyer's behalf is authorized to do so. Buyer has the financial ability to pay the Purchase Price by (i) tendering the Cash Balance, and performing the other covenants of Buyer set forth in this Agreement.

            (b) Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale transaction contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which Buyer or any of Buyer's assets is bound;

            (c)   Buyer is not in any way affiliated with Seller;

            (d) No approval, consent, order or authorization of, or designation, registration or declaration with, any of the United States, the State of Maryland, any department, board, agency, office, commission or other subdivisions thereof, or any official thereof or any third party is required which has not been obtained by the Buyer in connection with the valid execution and delivery of, and performance of the covenants of, this Agreement by the Buyer and the transfer of the Property to the Buyer.

            (e) There are no actions, suits or proceedings pending or, to the knowledge of Buyer, threatened, against or affecting Buyer which, if determined adversely to Buyer, would adversely affect its ability to perform its obligations hereunder.

      As a condition precedent to Seller's obligation to close the purchase and sale transaction contemplated in this Agreement, Buyer's representations and warranties contained herein must remain and be true and correct as of the Closing Date. Prior to the Closing Date, Buyer shall notify Seller in writing of any facts, conditions or circumstances which render any of the representations and warranties set forth in this Section 11.1 in any way inaccurate, incomplete, incorrect or misleading.

      11.2 Seller's Representations and Warranties. Seller represents and warrants to Buyer that:

            (a) Seller is a limited partnership duly organized and in good standing under the laws of the State of Maryland, and has the power and authority to enter into this Agreement and to execute and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder. As of the date of this Agreement, Seller has obtained all necessary corporate, partnership or other organizational authorizations required in connection with the execution and delivery of this Agreement. Each of the individuals executing this Agreement on Seller's behalf is authorized to do so.

            (b) Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale transaction contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions or provisions of any agreement or instrument to which Seller is a party or by which Seller or any of Seller's assets is bound;

            (c)   Seller is not in any way affiliated with Buyer;

            (d) No approval, consent, order or authorization of, or designation, registration or declaration with, any of the United States, the State of Maryland, any department, board, agency, office, commission or other subdivisions thereof, or any official thereof or any third party is required which has not been obtained by the Seller in connection with the valid execution and delivery of, and performance of the covenants of, this Agreement by the Seller and the transfer of the Property to the Seller.

            (e) There are no actions, suits or proceedings pending or, to the knowledge of Seller, threatened, against or affecting Seller which, if determined adversely to Seller, would adversely affect its ability to perform its obligations hereunder.

            (f) Seller has full right, power and authority and is duly authorized to enter into this Agreement, to perform each of the covenants on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement and this Agreement constitutes the valid and binding obligation of Seller enforceable in accordance with its terms.

            (g) To Seller's knowledge, Exhibit E hereto (the "Rent Roll") is, in all material respects, a true, complete and correct listing of all Leases in effect as of a date not earlier than the last day of the month preceding the date of this Agreement at the Property. To Seller's knowledge, except as set forth in the Rent Roll, no tenant of any portion of the Property is in default in any monetary obligation under its Lease and Seller has not received any written notice that it is in default under any Lease.

            (h) To Seller's knowledge, Seller has delivered to Buyer true and complete copies of the Leases, and all extensions, renewals and amendments thereto.

            (i) To Seller's knowledge, except as set forth in the Rent Roll, the rents set forth in the Leases are being collected on a current basis and no tenant has paid rent more than one (1) month in advance.

            (j) To Seller's knowledge, Exhibit C attached hereto is a complete list of all management, service, supply and maintenance agreements, equipment leases, and all other contracts and agreements with respect to or affecting the Property as of the date of this Agreement (herein collectively referred to as the "Operating Contracts").

            (k) Seller is not a "foreign person" as defined by the Internal Revenue Code ("IRC"), Section 1445. Seller will execute and deliver to Buyer at Closing an affidavit or certification in compliance with IRC
      Section 1445.

            (l) To Seller's knowledge, Seller has received no notice of material violations of laws, ordinances, or regulations affecting the Property, which remain uncured.

            (m) To Seller's knowledge, there are no condemnation proceedings pending or threatened against the Property and there are no tax appeals pending with respect to the Property.

            (n) To Seller's knowledge, there are no employees for whom Buyer will have any responsibility after Closing.

      Seller reserves the right to update the representations and warranties made by it herein. All of Seller's representations and warranties shall be deemed to be updated by information disclosed to or obtained by Purchaser in connection with its due diligence investigations. If at any time after the Diligence Date any such update or disclosure determines any fact or circumstance which make Seller's representation or warranties incorrect in any material respect, Buyer shall have the right to terminate the Agreement with return of the Escrow Funds and reimbursement for Buyer's out of pocket expenses up to $75,000.00. The Seller's representations and warranties herein shall survive for thirty (30) days after the Closing Date, provided, however that any claim made by the Buyer with respect to the Sellers representations and warranties after Closing shall be subject to a minimum claimable "basket" of $50,000 and a maximum claimable amount of $150,000.

      11.3 Seller; Seller's Knowledge. Whenever a representation is made to "Seller's knowledge", or a term of similar import, the accuracy of such representation shall be based solely on the actual knowledge of Frank J. Huemmer and Alan Curtis, without independent investigation or inquiry. Notwithstanding the foregoing, if, prior to the Closing, Buyer obtains actual knowledge that any representation or warranty of Seller is inaccurate and Buyer nonetheless proceeds with the Closing, Seller shall have no liability for any such matter regarding which Buyer had actual knowledge prior to Closing.

      11.4 Property Conveyed "AS IS". (a) Notwithstanding anything contained herein to the contrary, it is understood and agreed that, except as expressly set forth herein, Seller and its property manager have not made and are not now making, and they specifically disclaim, any other warranties, representations or guaranties of any kind or character, express or implied, oral or written, past, present or future, with respect to the Property, including, but not limited to, warranties, representations or guaranties as to (i) matters of title (other than Seller's warranty of title set forth in the deed (hereinafter defined) to be delivered at closing), (ii) environmental matters relating to the Property or any portion thereof, (iii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and earthquake faults and the resulting damage of past and/or future earthquakes, (iv) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway or special flood hazard, (v) drainage, (vi) soil conditions, including the existence of instability, past solid repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (vii) zoning to which the Property or any portion thereof may be subject, (viii) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (ix) usages of adjoining property, (x) access to the Property or any portion thereof,
(xi) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (xii) the presence of hazardous substances (hereinafter defined) in or on, under or in the vicinity of the Property, (xiii) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (xiv) the existence or non-existence of underground storage tanks, (xv) any other matter affecting the stability or integrity of the Real Property, (xvi) the potential for further development of the Property,
(xvii) the existence of vested land use, zoning or building entitlements affecting the Property, (xviii) the merchantability of the Property or fitness of that property for any particular purpose (Buyer affirming that Buyer has not relied on Seller's or its property manager's skill or judgment to select or furnish the Property for any particular purpose, and that Seller makes no warranty that the Property is fit for any particular purpose), or (xix) tax consequences.

            (b) Buyer has not relied upon and will not rely upon, either directly or indirectly, any representation or warranty of Seller or its property manager or any of their respective agents, expect as expressly set forth herein, and acknowledges that no other such representations have been made. Buyer represents that it is a knowledgeable, experienced and sophisticated Buyer of real estate and that it is relying solely on its own expertise and that of Buyer's consultants in purchasing the Property. Buyer will conduct such inspections and investigations of the Property as Buyer deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same. Upon closing, Buyer shall assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Buyer's inspections and investigations. Buyer acknowledges and agrees that upon closing, Seller shall sell and convey to Buyer and Buyer shall accept the Property "as is, where is", with all faults. Buyer further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property by Seller, any agent of Seller or any third party. The terms and conditions of this section 11.4(b) shall expressly survive the closing, not merge with the provisions of any closing documents and shall be incorporated into the deed. Seller is not liable or bound in any manner by any oral or written statements, representations, or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Buyer acknowledges that the purchase price reflects the "as is" nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. Buyer has fully reviewed the disclaimers and waivers set forth in this Agreement with its counsel and understands the significance and effect thereof.

                                   ARTICLE 12

                                  MISCELLANEOUS

      12.1 Successors and Assigns. Without the prior written consent of Seller, Buyer shall not, directly or indirectly, assign this Agreement or any of its rights hereunder. Any attempted assignment in violation hereof shall, at the election of Seller in its sole discretion, be of no force or effect and shall constitute a default by Buyer. Notwithstanding the foregoing and so long as it will not affect the timing of the Closing Buyer may assign this Agreement to a limited partnership or limited liability company, the General Partners or Managers of which are controlled by Mitchell L. Morgan and Berwind Property Group, Inc. and elect to have a nominee entity accept title to the Property at Closing, and Buyer shall give written notice of such assignee or nominee to Seller, together with any reasonable evidence of affiliation requested by Seller, a minimum of fifteen (15) days prior to Closing. No designation of an assignee or nominee to receive title shall release Buyer from its obligations under this Agreement.

      12.2 Notices. Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given (i) when delivered or refused if sent by hand during regular business hours, (ii) three (3) days after being sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, (iii) on the next business day when sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, or (iv) when delivered by facsimile transmission with receipt confirmed, addressed to Seller or Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Escrow Agent shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Escrow Agent.

      (1)   If to Seller:

            Paine Webber/CMJ Properties, L.P.
            c/o Paine Webber Properties Incorporated
            265 Franklin Street - 15th Floor
            Boston, MA 02110
            Attn: Frank J. Huemmer
            Fax:  617-345-8725

            with a copy to:

            Goulston & Storrs P.C.
            400 Atlantic Ave.
            Boston, MA 02110
            Attn:  David M. Abromowitz, Esq.
            Fax:   (617) 574-6595

      and

            Corcoran, Mullins, Jennison, Inc.
            150 Mt. Vernon Street, Suite 500
            Boston, MA 02125
            Attn:  Alan B. Curtis
            Fax:  617-822-7352

      with a copy to:

            Goodwin, Procter & Hoar  LLP
            Exchange Place
            Boston, MA 02109
            Attn: Alexander A. Randall, PC
            Fax:  617-227-8591

      (2)   If to Buyer:

            Mitchell L. Morgan
            Morgan Properties, Ltd.
            160 Clubhouse Road
            King of Prussia, PA  19406
            610-265-5889/fax

            and

            Joseph F. Mullen
            Berwind Property Group, Inc.
            One Belmont Avenue
            Suite 401
            Bala Cynwyd, PA  19004
            215-496-0431/fax

      with a copy to:

            Loretta M. Kelly, Esquire
            Berwind Property Group, Inc.
            3000 Centre Square West
            1500 Market Street
            Philadelphia, PA 19102
            215-496-0431/fax
            and

            Howard I. Grossman, Esquire
            Ballard Spahr Andrews & Ingersoll, LLP
            1735 Market Street, 51st Floor
            Philadelphia, PA  10103
            215-864-8999/fax

      (3)   If to the Escrow Agent:

            M. Gordon Daniels
            Commonwealth Land Title Insurance Co.
            1700 Market Street, Suite 2110
            Philadelphia, PA  19103
            215-241-1641/fax

      12.3 Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

      12.4 Captions. The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

      12.5 No Other Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      12.6 Amendments. This Agreement may be amended only by a written instrument executed by Seller and Buyer (or Buyer's assignee or transferee).

      12.7 Severability. If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     12.8 Applicable Law. This Agreement shall be construed under and in accordance with the laws of state in which the Property is located.

      12.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatory to the same counterpart.

      12.10 Time of the Essence. Time is expressly declared to be of the essence of this Agreement, provided, however that in the event any date hereunder falls on a Saturday, Sunday or legal holiday, the date applicable shall be the next business day.

      12.11 No Personal Liability. The obligations of Seller hereunder shall be binding only on the Property and neither Buyer nor anyone claiming by, through or under Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the partners of the Seller or of the officers, directors, shareholders, advisors or agents of Seller or Seller's partners or any of their successors.

      12.12 No Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum hereto by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Buyer, whereupon this Agreement shall, at the option of Seller, terminate and be of no further force and effect. Upon termination, the Escrowed Amount shall be immediately delivered to Seller, whereupon the parties shall have no further duties or obligations to one another except as otherwise specifically provided herein.

      12.13 Waiver. The excuse or waiver of the performance by a party of any obligation of the other party under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Buyer of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

     12.14 Binding On Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      12.15 Entire Agreement. This Agreement constitutes the entire Agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.

      12.16 Construction of Agreement. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Buyer and Seller have contributed substantially and materially to the preparation of this Agreement.

      12.17 Further Instruments. Each party, promptly upon the request of the other, shall execute and have acknowledged and delivered to the other or to Escrow Agent, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement and which are consistent with the provisions of this Agreement.

      12.18 Buyer Represented by Counsel. Buyer hereby represents and warrants to Seller that (i) Buyer is not in a significantly disparate bargaining position in relation to Seller, (ii) Buyer is represented by legal counsel in connection with the transaction contemplated by this Agreement, and (iii) Buyer is buying the Property for business, commercial, investment or other similar purpose and not for use as Buyer's residence.

      12.19 Preparation of Documents. All of the documents to be executed at the Closing shall be in the form prepared to the reasonable satisfaction of Seller's and Buyer's counsel and delivered to Buyer on or before five (5) days prior to the Closing Date, provided that the failure to timely deliver such documents shall not constitute a default by Seller or Buyer hereunder.

      12.20 This Agreement may be executed in counterparts and by facsimile signatures, and taken as a whole shall constitute one agreement.

      12.21 In any action to enforce this Agreement, the prevailing party shall be entitled to reimbursement of its attorneys fees by the other party.

      12.22  Seller may sell the  Property as part of an Internal  Revenue  Code
Section 1031 tax deferred exchange. Buyer agrees to assist the Seller and cooperate in such exchange at no cost, expense or liability to the Buyer, and further agrees to execute any and all documents (subject to the reasonable approval of legal counsel) as are reasonably necessary in connection with such exchange. The Seller indemnifies the Purchaser for any liability loss, cost or expense incurred by the Purchaser in connection with any such transaction.

                                   ARTICLE 13

                           IRS FORM 1099-S DESIGNATION

      In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Schedule D at or prior to the Closing to designate the Escrow Agent (the "Designee") as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the "IRS") on IRS Form 1099-S; (2) to provide the Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

              [The remainder of this page intentionally left blank]

                                   ARTICLE 14

                           STATE SPECIFIC REQUIREMENTS

      The Seller certifies that Seller has no knowledge of any published preliminary or adopted land use plan (or adopted Zoning Map Amendment) which may result in condemnation or taking of any part of the Property. Purchaser acknowledges that Purchaser is aware that information relative to (i) government plans for land use, roads, highways, parks, transportation and the like, and
(ii) rezoning, is available for inspection at the County Administration Building, Upper Marlboro, Maryland.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                              SELLER:

                              South Laurel Apartments Limited Partnership
                              By:  Corcoran, Mullins, Jennison, Inc., its
                                   general partner

                                   By:   /s/  Marty Jones
                                         ----------------
                                         Name:  Marty Jones
                                         Title: President


BUYER:                        BUYER:

Morgan Properties, Ltd.       Berwind Property Group, Inc.


   By:  /s/  Mitchell Morgan       By:  /s/ Burry Howard
       ----------------------          -------------------
       Name: Mitchell Morgan           Name:  Burry Howard
       Title:                          Title: Executive VP

                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
                 ----------------------------------------------


      This First Amendment to Purchase and Sale Agreement (the "First Amendment") is made and entered into effective on and as June 19, 2000 by and between South Laurel Apartments Limited Partnership ("Seller") and Morgan Properties, Ltd. and Berwind Property Group, Inc. (collectively, "Buyer").

                                   BACKGROUND

      A. Seller and Buyer are parties to a Purchase and Sale Agreement (the "Purchase Agreement"), dated May 26, 2000, providing for the sale and purchase of the Property on and subject to the terms and conditions of the Purchase Agreement.

     B. Seller and Buyer mutually desire to modify certain terms and provisions of the Purchase Agreement as provided for in this First Amendment.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Purchase Agreement and this First Amendment, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Diligence Date. The date "June 19, 2000" appearing in the first line of the second paragraph of Section 5.2 of the Purchase Agreement is deleted and the date "June 26, 2000" is substituted in its place in stead.

     2. Effect of Amendment. Except and to the extent modified by this First Amendment, the Purchase Agreement shall continue unmodified in full force and effect in accordance with its terms.

     3. Miscellaneous. This First Amendment (i) together with the Purchase Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; (ii) shall be governed by and construed in accord with the laws of the State of Maryland, (iii) may not be modified except by a written instrument duly executed by the parties hereto, and (iv) may be executed in multiple counterparts and by facsimile signature and delivery, which collectively shall constitute the single agreement of this parties hereto.

      IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed the day and year first above written.

                              SOUTH LAUREL APARTMENT LIMITED PARTNERSHIP
                              BY:  CORCORAN, MULLINS, JENNISON, INC.
                              its general partner


                                 By: /s/  Marty Jones
                                    -------------------
                                    Name:  Marty Jones
                                    Title: President


                              MORGAN PROPERTIES, LTD.


                                 By: /s/ Mitchell Morgan
                                    ----------------------
                                    Name: Mitchell Morgan
                                    Title:


                              BERWIND PROPERTY GROUP, INC.


                                 By: /s/ Burry Howard
                                    ------------------
                                    Name:  Burry Howard
                                    Title: Executive VP

                                REINSTATEMENT OF
                              AND SECOND AMENDMENT
                         TO PURCHASE AND SALE AGREEMENT
                         ------------------------------

     This Reinstatement of and Second Amendment to Purchase and Sale Agreement (the "Second Amendment") is made and entered into on and as of June 30, 2000 by and between South Laurel Apartments Limited Partnership (the "Seller") and Morgan Properties, Ltd. and Berwind Property Group. Inc. (collectively, "Buyer").

                                   BACKGROUND

      A. Seller and Buyer are parties to a Purchase and Sale Agreement (the "Original Agreement"), dated May 26, 2000, providing for the sale and purchase of the Property, on and subject to the terms and conditions of the Original
Agreement. Terms initially capitalized in this Second Amendment and not otherwise defined have the meanings ascribed to such terms in the Original Agreement.

      B. The Original Agreement was modified by First Amendment to Purchase and Sale Agreement (the "First Amendment") between Seller and Buyer, dated May 16, 2000 (the Original Agreement, as modified by the First Amendment, is referred to collectively herein as the "Purchase Agreement").

      C. By letter  dated June 26,  2000 from  Buyer's  counsel  to Seller  (the
"Termination  Letter"),   Buyer  elected  to  and  did  terminate  the  Purchase
Agreement.

     D. Seller and Buyer mutually desire to reinstate and modify the Purchase Agreement on and subject to the terms and provisions of this Second Amendment.

      NOW, THEREFORE, in consideration of the mutual the mutual covenants and agreements contained in the Purchase Agreement and in this Second Amendment, the parties hereto, intending to be legally bound, hereby, agrees as follows:

      1. Reinstatement. The Termination Letter is hereby made null and void, and the Purchase Agreement is hereby reinstated and shall continue unmodified and in full force and effect in accordance with its terms, except and to the extent modified by this Second Amendment.

      2. Purchase Price. Article 1 DEFINITIONS, is hereby modified by deleting therefrom "Purchase Price: Twenty-Three Million Dollars ($23,000,000.00)", and by substituting in its place and stead "Purchase Price: Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00)".

      3. Deposit. Immediately following the execution of this Second Amendment , Buyer shall deposit the Additional Deposit with Escrow Agent with the same force and effect as if the Additional Deposit had been deposited by Buyer on the Diligence Date as provided in Section 3.1 of the Purchase Agreement.

      4. Diligence. Seller and Buyer hereby acknowledge that the Diligence Date has passed, and Buyer has waived and does hereby waive its rights to terminate the Purchase Agreement under Section 5.2 and 6.1 of the Purchase Agreement.

      5. Closing Date. Section 7.3 of the Purchase Agreement is modified by deleting from the third line thereof "July 14, 2000" and by substituting in this place and stead "July 26, 2000", which substituted date shall be the Closing Date under the Purchase Agreement, as modified by this Second Amendment.

     6. Closing Deliveries. Section 7.4(d) of the Purchase Agreement is modified by adding at the end thereof the following:

     and (i) and Amendment, in form and substance reasonably satisfactory to Buyer, to the License Agreement and Easement, dated January 1, 2000, between Seller, as Grantor and Solantic Services, Inc., as Grantee, providing that (10 the term of such License Agreement will expire January 31, 2001, (2) upon termination Buyer shall pay a termination fee of $50,000, (3) upon termination Grantee will be permitted to remove its moveable equipment, and (4) Grantee and Buyer will cooperate in transition of service to new provider and collection of amounts due from tenants; and (ii) an Amendment, in form and substance reasonably satisfactory to Buyer, to the Lease Agreement, dated January 1, 2000, between Norlantic Laundry Services, Inc., as Company and South Laurel Apt. Co., as Landlord, providing that such Lease Agreement (1) will expire December 31, 2000, and (2) on or before December 15, 2000 such Company will notify Buyer of its election to either remover all washers and dryers upon termination or sell such washers and dryers to Buyer at a price of $350.00 per machine.

     7. Seller's Representations and Warranties. Section 7.2 of the Purchase Agreement is modified by adding thereto the following:

            (o) Since the redevelopment of the Property commenced in 1981 and completed in 1983, there has been no reconfiguration of any of the apartment units within the Property specifically including, without limitation, the addition of any bedrooms or dens to any of such apartment units.

            (p) With respect to the Regulatory Agreement (i) to Seller's knowledge the Regulatory Agreement is in full force and effect, (ii) Seller has received no notice of any default in the performance of its obligations as Owner under the Regulatory Agreement, (iii) the Regulatory Agreement has not been amended, modified or supplemented in any respect, and (iv) Seller has maintained all tenant and leasing records required to be maintained by the Owner under the Regulatory Agreement.

     8. Further Instruments. Section 12.17 of the Purchase Agreement is modified by adding at the end thereof the following:

     In addition thereto, and without limitation thereof, Seller shall (i) deliver to Buyer at Closing all of Seller's leasing and tenant files required to be maintained under the Regulatory Agreement for the periods 1997 through the Closing Date (the "Reporting Period"), and (ii) fully cooperate with Buyer in the filing of all documents and reports required to be filed in respect of the Reporting Period under the terms of the Regulatory Agreement.

     9. Miscellaneous. this Second Amendment: (i) together with the Purchase Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; (ii) shall be governed by and construed in accord with the laws of the State of Maryland; (iii) may not be modified except by a written instrument duly executed by the parties hereto; and (iv) may be executed in multiple counterparts and by facsimile signature and delivery, which collectively shall constitute the single agreement of the parties hereto.

      IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed the day and year first above written.

                              SOUTH LAUREL APARTMENT LIMITED PARTNERSHIP
                              BY:  CORCORAN, MULLINS, JENNISON, INC.
                              its general partner


                                 By: /s/  Marty Jones
                                    -------------------
                                    Name:  Marty Jones
                                    Title: President


                              MORGAN PROPERTIES, LTD.


                                 By: /s/ Mitchell Morgan
                                    ----------------------
                                    Name: Mitchell Morgan
                                    Title:


                              BERWIND PROPERTY GROUP, INC.


                                 By: /s/ Burry Howard
                                    ------------------
                                    Name:  Burry Howard
                                    Title: Executive VP